UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant  ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
AXSOME THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 21, 2020
You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Axsome Therapeutics, Inc. (the “Annual Meeting”) that will be held on Friday, June 5, 2020 at 9:00 a.m. local time, at the offices of DLA Piper LLP (US) at 1251 Avenue of the Americas, New York, NY 10020.*
In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on April 9, 2020 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the annual meeting. Please vote electronically over the Internet, by telephone or if, you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your ongoing support of Axsome.
Very truly yours,

/s/ HERRIOT TABUTEAU, M.D.
Herriot Tabuteau, M.D. Chief Executive Officer, President, and Chairman of the Board
*
Due to the emerging public health impact of coronavirus (COVID-19), we are planning for the possibility that the date, time or location of the Annual Meeting may be changed, or that the Annual Meeting may be held solely by means of remote communication (or alternatively, that a virtual meeting open to all stockholders may be held in addition to the in-person meeting at the offices of DLA Piper LLP (US)). If this step is taken, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by us and available on our website at www.axsome.com under the Investors tab.

AXSOME THERAPEUTICS, INC.
200 Broadway, 3rd Floor
New York, New York 10038
NOTICE OF
2020 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:		Friday, June 5, 2020 at 9:00 a.m. local time.

Place:		The offices of DLA Piper LLP (US) at 1251 Avenue of the Americas, New York, NY 10020.*

*Due to the emerging public health impact of coronavirus (COVID-19), we are planning for the possibility that the date, time or location of the Annual Meeting may be changed, or that the Annual Meeting may be held solely by means of remote communication (or alternatively, that a virtual meeting open to all stockholders may be held in addition to the in-person meeting at the offices of DLA Piper LLP (US)). If this step is taken, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by us and available on our website at www.axsome.com under the Investors tab.

Items of Business:	(1)	To elect one director named in the proxy statement accompanying this notice to serve as a Class II director until the annual meeting held in 2023 and until his successor is duly elected and qualified.

	(2)	To ratify the appointment of Ernst & Young LLP as Axsome Therapeutics, Inc.’s independent registered public accounting firm for the year ending December 31, 2020.

	(3)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Adjournments and Postponements:
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:		You are entitled to vote if you were a stockholder of record as of the close of business on April 9, 2020.

Voting:
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. For specific instructions on how to vote your shares, please refer to the section herein entitled “Questions and Answers About Procedural Matters.”

By order of the board of directors,

/s/ MARK JACOBSON
Mark Jacobson
Secretary
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 21, 2020.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

AXSOME THERAPEUTICS, INC.
200 Broadway, 3rd Floor
New York, New York 10038
PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m. local time on Friday, June 5, 2020, and any postponements or adjournments thereof. The Annual Meeting will be held at the offices of DLA Piper LLP (US) at 1251 Avenue of the Americas, New York, NY 10020.* As used in this proxy statement, the terms “Axsome,” “we,” “us,” and “our” mean Axsome Therapeutics, Inc. unless the context indicates otherwise.
*
Due to the emerging public health impact of coronavirus (COVID-19), we are planning for the possibility that the date, time or location of the Annual Meeting may be changed, or that the Annual Meeting may be held solely by means of remote communication (or alternatively, that a virtual meeting open to all stockholders may be held in addition to the in-person meeting at the offices of DLA Piper LLP (US)). If this step is taken, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by us and available on our website at www.axsome.com under the Investors tab.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
Annual Meeting
Q:	Why am I receiving these proxy materials?
A:
We have made these proxy materials available to you on the Internet or, upon your request, have delivered paper proxy materials to you, because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on Friday, June 5, 2020 at 9:00 a.m. local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. This proxy statement includes information that we are required to provide to you by the Securities and Exchange Commission, or the SEC, and that is designed to assist you in voting your shares.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
A:
The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and our 2019 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

Q:	Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?
A:
We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Q:	What is included in the proxy materials?
A:	The proxy materials include:
•	This proxy statement for the Annual Meeting;
•	Our 2019 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2019; and
•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.
Q:	What information is contained in this proxy statement?
A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting?*
A:	The Annual Meeting will be held at the offices of DLA Piper (US) at 1251 Avenue of the Americas, New York, NY 10020.
Q:	Can I attend the Annual Meeting?*
A:
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 9, 2020, the Record Date. Admission will begin at 8:45 a.m. local time on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 9:00 a.m. local time.

Stock Ownership
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Stockholders of record—If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record,” and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners—Many Axsome stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials were forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.
As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
Quorum and Voting
Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and the Delaware General Corporation Law, or the DGCL. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted, referred to as stockholder withholding with respect to a particular matter.
Under the DGCL, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Q:	Who is entitled to vote at the Annual Meeting?
A:
Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 37,075,422 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Axsome will be entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares in person at the Annual Meeting?
A:
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?
A:	Stockholder of record—If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:
•	Via the Internet—You may vote by proxy via the Internet at www.proxyvote.com. by following the instructions provided in the Notice or proxy card.
•	By Telephone—You may vote by proxy by telephone by calling the toll-free number found on the proxy card.
•	By Mail—You may vote by proxy by filling out the proxy card you may have received and returning it in the envelope provided.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 4, 2020.
Beneficial owners—If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to information forwarded by your bank or broker to see which voting options are available to you.
Q:	Can I vote my shares by completing and returning the Notice?
A:
No. The Notice will, however, provide instructions on how to vote by telephone, by internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the Annual Meeting.

Q:	What proposals will be voted on at the Annual Meeting?
A:	At the Annual Meeting, stockholders will be asked to vote:
(1)	To elect one director identified in this proxy statement to serve as a Class II director until the annual meeting held in 2023 and until his or her successor is duly elected and qualified;
(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020; and
(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:	What is the voting requirement to approve each of the proposals?
A:
Proposal One—The election of a director requires a plurality vote of the shares of common stock voted at the Annual Meeting. “Plurality” means that the individual who receives the largest number of votes cast “for” is elected as a director, however, a nominee is not required to receive a majority of votes “for”. As a result, any shares not voted “for” the nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in the nominee’s favor.

Proposal Two—The affirmative vote of a majority of votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.
Q:	How does the board of directors recommend that I vote?
A:	Our board of directors unanimously recommends that you vote your shares:
•	“FOR” the nominee for election as director listed in Proposal One; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.
Q:	What happens if I do not give specific voting instructions?
A:	Stockholder of record—If you are a stockholder of record and you:
•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or
•	Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:
Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on the election of directors.

Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.
Q:	What happens if additional matters are presented at the Annual Meeting?
A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote after submitting my proxy?
A:	Subject to any rules your broker, trustee or nominee may have, you may change or revoke your proxy in any one of the ways listed below at any time before your proxy is voted at the Annual Meeting.
If you are a stockholder of record, you may change your vote by: (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.
If you are a beneficial owner of shares held in street name, you may change your vote: (1) by submitting new voting instructions to your broker, trustee or other nominee; (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person; or (3) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares.
Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.
Q:	Who will bear the cost of soliciting votes for the Annual Meeting?
A:
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Axsome may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Q:	Is my vote confidential?
A:
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Axsome or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Where can I find the voting results of the Annual Meeting?
A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.
Stockholder Proposals and Director Nominations
Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.
Requirements for stockholder proposals to be considered for inclusion in our proxy materials—Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2021 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 22, 2020 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Requirements for stockholder proposals to be brought before an annual meeting—In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our board of directors or any committee thereof or any stockholder who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.
Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereto) or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).
The “Notice Deadline” is defined in our amended and restated bylaws as that date which is not less than 120 days nor more than 150 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2021 annual meeting of stockholders is between January 6, 2021 and February 5, 2021.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.
Recommendation of director candidates—You may recommend candidates to our board of directors for consideration by our nominating and governance committee by following the procedures set forth below in “Corporation Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?
A:
A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. In addition, this and other information about our company may be obtained at the web site maintained by the SEC that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. All notices of proposals by stockholders, whether or not included in Axsome’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Additional Information about the Proxy Materials
Q:	What does it mean if multiple members of my household are stockholders but we only received one full set of proxy materials in the mail?
A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the notice of the Annual Meeting and the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and is environmentally friendly. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the notice of the Annual Meeting and the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the notice of the Annual Meeting and the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Axsome’s principal executive offices?
A:	Our principal executive offices are located at 200 Broadway, 3rd Floor, New York, New York 10038. The telephone number at that location is (212) 332-3241.
Any written requests for additional information, copies of the proxy materials and 2019 Annual Report, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.
Annual Reports
This proxy statement is accompanied by our 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.axsome.com. In addition, upon written request to the Company’s Corporate Secretary at 200 Broadway, 3rd Floor, New York, New York 10038, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.
*
Due to the emerging public health impact of coronavirus (COVID-19), we are planning for the possibility that the date, time or location of the Annual Meeting may be changed, or that the Annual Meeting may be held solely by means of remote communication (or alternatively, that a virtual meeting open to all stockholders may be held in addition to the in-person meeting at the offices of DLA Piper LLP (US)). If this step is taken, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by us and available on our website at www.axsome.com under the Investors tab

PROPOSAL ONE
ELECTION OF DIRECTORS
General
Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of five members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. This classification of the board of directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management. The term of office of our Class II director Mark Saad, will expire at this year’s Annual Meeting. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
On April 19, 2020, Myrtle Potter, one of our current directors, informed our board of directors of her decision not to stand for re-election as a director at the 2020 Annual Meeting. Ms. Potter will therefore no longer serve on the board of directors effective upon the expiration of her current term as a Class II director at the 2020 Annual Meeting. As a result, the Board will have a vacancy for a Class II director after the 2020 Annual Meeting. The Board will continue to search for a new director to fill such vacancy.
Ms. Potter’s decision to not stand for re-election as a director was not due to any disagreement with us on any matter related to our operations, policies or practices. Ms. Potter has served on the board of directors since 2017.
Nominees
One Class II director has been nominated for election at the Annual Meeting for a three-year term expiring in 2023. Upon the recommendation of our nominating and governance committee, our board of directors has nominated Mark Saad for election as a Class II director. The term of office of the nominee elected as director will continue until such director’s term expires in 2023 and until his successor has been duly elected and qualified.
Information Regarding the Nominee and Other Directors
Nominee for Class II Director for a Term Expiring in 2023
The following contains information about the nominee as of the Record Date, including the nominee’s age, business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that the nominee should serve as one of our directors.
Name	Age	Principal Occupation and Business Experience
Mark Saad	50
Mr. Saad has been a member of our board of directors since December 2014. Mr. Saad is currently a Partner and Chief Operating Officer of Alethea Capital Management, LLC, an asset management firm based in San Diego. Between August 2014 and February 2017, he served as the Chief Financial Officer of Bird Rock Bio, Inc., a clinical stage biopharmaceutical company focused on developing innovative immuno-inflammatory regulators. Previously, he served as Chief Financial Officer of Cytori Therapeutics from 2004 to 2014, where he was responsible for finance and accounting, business development, and other operating functions. Prior to Cytori, he served as Executive Director of UBS Investment Bank, where he was the Chief Operating Officer of the Global Healthcare Group. Prior to UBS, he was part of the Health Care Investment Banking Group at Salomon Smith Barney.

Name	Age	Principal Occupation and Business Experience

Mr. Saad currently serves on the Board of Directors of Ra Medical and Presidium Health, along with other private biotech companies. Mr. Saad holds a Bachelor of Arts Degree from Villanova University. Through his years of experience as a chief financial officer, and his experience in the investment banking field, Mr. Saad provides valuable financial and leadership experience to the board.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE CLASS II NOMINEE NAMED ABOVE.

The following contains certain information about those directors whose terms do not expire at the Annual Meeting and who are not standing for reelection, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that the directors should serve as one of our directors. The age of each director as of the Record Date is set forth below.
Incumbent Class III Directors Whose Terms Expire in 2021
Name	Age	Principal Occupation and Business Experience
Herriot Tabuteau, M.D.	51
Dr. Tabuteau has served as our founder, Chief Executive Officer, and Chairman of our board of directors since our founding in January 2012. He is also the founder of Antecip Capital LLC (formerly Versant Capital Management LLC), one of our principal stockholders, for which Dr. Tabuteau has been the managing member since 2003. Dr. Tabuteau is also the managing member of Antecip Bioventures II LLC. Prior to founding our company, Dr. Tabuteau was a Senior Analyst and Partner at Healthco/S.A.C. Capital (now known as HealthCor) where he was responsible for the biotechnology, genomics, and instrumentation portfolios. Previously, Dr. Tabuteau was the healthcare analyst at Kingdon Capital. Prior to that position, Dr. Tabuteau was a Senior Research Analyst at Banc of America Securities covering the hospital supplies sector. Prior to Banc of America, Dr. Tabuteau was part of the healthcare investment banking group at Goldman Sachs. Dr. Tabuteau earned his M.D. from Yale University School of Medicine and his Bachelor of Arts in molecular biology and biochemistry from Wesleyan University.

Mark Coleman, M.D	52
Dr. Coleman has been a member of our board of directors since December 2014. In addition, from 2012 to 2014, Dr. Coleman served as a consultant to us. Dr. Coleman is currently the President of National Spine and Pain Centers, or NSPC, the nation’s largest interventional pain management group. His clinical duties include serving as the Medical Director of the Pikesville, Maryland branch. Dr. Coleman served as Director of Novel Therapies at NSPC from 2009 to 2011. NSPC routinely evaluates emerging treatments for pain through the conduct of clinical trials. Dr. Coleman is a Diplomat of the American Board of Anesthesiology in Anesthesiology and Pain Management. Dr. Coleman holds an M.D. from Johns Hopkins University School of Medicine and received his undergraduate degree from Wesleyan University. Dr. Coleman's medical expertise and business experience make him qualified to serve on our board.

Incumbent Class I Directors Whose Terms Expire in 2022
Name	Age	Principal Occupation and Business Experience
Roger Jeffs, Ph.D.	58
Dr. Jeffs has been a member of our board of directors since December 2014. Dr. Jeffs is currently the Co-Founder and Vice Chairman of Kriya Therapeutics since October 2019. Dr. Jeffs was previously at United Therapeutics Corporation where he worked for 18 years until 2016. Dr. Jeffs joined United Therapeutics Corporation during its inception phase in 1998 as Director of Research, Development, and Medical and served as its President and Chief Operating Officer from 2001 to 2014, and President and co-CEO from 2015-2016, and was a member of the Board of Directors from 2001 through 2016. While at United Therapeutics, Dr. Jeffs helped lead the IPO, oversaw the clinical development and regulatory approval of 6 products for rare diseases, and managed the commercial effort that led to a consistent >20% CAGR and $1.5B revenue run rate. United Therapeutics was consistently recognized as one of the fastest growing companies and best places to work during his tenure. Dr. Jeffs previously held positions at Amgen, Inc. and Burroughs Wellcome Co. where he held roles in clinical development.

Dr. Jeffs currently serves on the Board of Directors of Albireo Pharma and previously served on the Board of Directors of Axovant Gene Therapies, Dova Pharmaceuticals and Sangamo Therapeutics. Dr. Jeffs holds an undergraduate degree in chemistry from Duke University and a Ph.D. in pharmacology from the University of North Carolina School of Medicine. Dr. Jeffs’ scientific background and business experience, coupled with his experience as a chief executive officer of a publicly-traded biotechnology company, provide him with the qualifications and skills to serve on our board.

Incumbent Class II Director Not Seeking Re-election
Name	Age	Principal Occupation and Business Experience
Myrtle Potter	61
Ms. Potter has been a member of our board of directors since June 2017. Ms. Potter has served as Chief Executive Officer of Sumitovant Biophama, Inc., since December 2019. Sumitovant Biopharma is a global biopharmaceutical company that is the parent to five biopharma companies. Formerly she served as Vant Operating Chair of Roivant Sciences from July 2018 to December 2019. In this role she oversaw a portfolio of thirteen biopharmaceutical companies and guided the initial public offerings of two. Ms. Potter founded Myrtle Potter & Company LLC, a life sciences advisory firm in September 2005 and served as the CEO until June 2018. She and her 100+ team of experts led major strategic efforts including corporate initiatives, clinical development planning and product launch readiness efforts for numerous biopharmaceutical companies. Ms. Potter previously served as Chief Operating Officer, and later, President of Commercial Operations of Genentech, Inc. during a pivotal period of the company’s history. Under her leadership, Genentech achieved record sales and earnings growth for nineteen of twenty consecutive quarters. During this time, she was Co-Chair of the company’s Product Portfolio Committee that made all investment decisions for Genentech’s clinical development pipeline portfolio. Prior to Genentech, Ms. Potter was President of Bristol-Myers Squibb’s 3500-person U.S. Cardiovascular and Metabolic business. Earlier she served at Merck where she founded and launched Astra/Merck, Inc. that today operates as AstraZeneca.

Ms. Potter serves on the boards of Myovant Sciences, Urovant Sciences and Liberty Mutual Holding Company. She previously served on the boards of Amazon, Medco Health Solutions, Inc., Express Scripts Holding Co., Everyday Health, Inc., as well as numerous other public and private companies. Ms. Potter is a graduate of the University of Chicago. Ms. Potter’s years of experience in the biotechnology industry, including extensive commercial and operational experience leading pharmaceutical companies in bringing new therapies to market, provides her with the qualifications and skills to serve as a director.

There are no family relationships among any of our directors or executive officers. See “Corporate Governance” below for additional information regarding our board of directors.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2020. Ernst & Young LLP has audited our financial statements since the fiscal year ended December 31, 2013.
Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Axsome and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment.
Principal Accounting Fees and Services
The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2019 and 2018:
	2019	2018
Audit Fees(1)	$431,000	$454,000
Audit-Related Fees(2)	40,000	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$471,000	$454,000
(1)
Audit Fees: Consist of fees for professional services provided by Ernst & Young LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees: Consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including, but not limited to, the review of registration statements.

(3)
Tax Fees: Consist of fees for professional services in connection with tax compliance, tax planning, and tax advice, including, but not limited to, foreign tax return preparation and requests for rulings or technical advice from tax authorities.

(4)	All Other Fees: Consist of the aggregate fees billed for any other products and services performed by the principal accountant.
Pre-Approval of Audit and Non-Audit Services
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval is needed on a time urgent basis) generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION
OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at www.axsome.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website. We intend to disclose, to the extent required by applicable rules and regulations, future amendments to, or waivers of, our code of ethics and business conduct, at the same location on our website identified above and also in public filings we will make with the SEC. Information contained on our website is not incorporated by reference into this proxy, and you should not consider information contained on our website to be part of this proxy or in deciding whether to purchase shares of our common stock.
Board Composition
Our board of directors currently consists of five members, each of whom is elected pursuant to the board composition provisions of our amended and restated certificate of incorporation. Our nominating and corporate governance committee and board of directors may consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender, or national origin. We have no formal policy regarding board diversity. Our nominating and corporate governance committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.
Director Independence
Under the listing requirements and rules of the Nasdaq Global Market, or Nasdaq, independent directors must compose a majority of a listed company’s board of directors within a one-year period following the completion of its initial public offering. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.
Our board of directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the association of our directors with the holders of more than 5% of our common stock.
As a result of this review, our board of directors determined that Dr. Coleman, Dr. Jeffs, Ms. Potter, and Mr. Saad qualify as “independent” directors within the meaning of the Nasdaq rules. Nasdaq rules require that a majority of the board of directors and each member of our audit, compensation, and nominating and corporate governance committees be independent. We believe we are compliant with these independence requirements. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. There are no family relationships among any of our directors or executive officers.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries. Each of Dr. Coleman, Dr. Jeffs, Ms. Potter, and Mr. Saad qualify as an independent director pursuant to Rule 10A-3.

Board Leadership Structure
The positions of Chief Executive Officer and Chairman of the Board are both currently held by Dr. Tabuteau. Our board of directors has also appointed a Lead Director, Dr. Jeffs. The Lead Director’s responsibilities include: (1) coordinating the scheduling and preparation of agendas for the executive sessions of the board of directors and other meetings of the board of directors in the absence of the Chairman of the Board; (2) chairing executive sessions of the board of directors and other meetings of the board of directors in the absence of the Chairman of the Board; (3) approving information sent to the board of directors; (4) serving as a liaison between the Chairman of the Board and the other independent directors; (5) approving the meeting agendas for the board and approving the meeting schedules of the board of directors to assure that there is sufficient time for discussion of all agenda items; and (6) if requested by major stockholders, ensuring that he or she will be available for consultation and direct communication with such major stockholders. The Lead Director has the authority to call meetings of the independent directors. Our board of directors believes that this combined role of Chairman and Chief Executive Officer, coupled with a Lead Director, is currently the most effective leadership structure for our company and is in the best interests of our stockholders. In considering its leadership structure, our board of directors believes that the combined roles of Chairman and Chief Executive Officer are appropriately balanced by the designation of a Lead Director with substantive responsibilities, the majority of independent directors that comprise the board of our directors, and our company’s strong corporate governance policies and procedures.
We have a separate chair for each committee of our board of directors. The chairs of each committee are expected to report annually to our board of directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify shortcomings, if any.
Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Board Committees
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our board of directors. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations. As noted above, Ms. Potter has decided to not stand for re-election at the Annual Meeting, and therefore, effective as of the Annual Meeting, will no longer be a member of our board of directors or any of its committees.
Audit committee. Dr. Coleman, Dr. Jeffs, Ms. Potter*, and Mr. Saad currently serve on the audit committee, which is chaired by Mr. Saad. Our board of directors has determined that each of the members of our audit committee satisfies Nasdaq and SEC independence requirements, and that Mr. Saad qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing standards. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available on our website at www.axsome.com. The inclusion of our website address here and elsewhere in this proxy does not include or incorporate by reference the information on our website into this proxy. Our audit committee met four times during the year ended December 31, 2019. The audit committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending based upon the audit committee’s review and discussions with management and the independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing quarterly earnings releases.
Compensation committee. Dr. Coleman, Dr. Jeffs, Ms. Potter, and Mr. Saad currently serve on the compensation committee, which is chaired by Ms. Potter*. Our board of directors has determined that each of the members of our compensation committee satisfies Nasdaq and SEC independence requirements. The compensation committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.axsome.com. The inclusion of our website address here and elsewhere in this proxy does not include or incorporate by reference the information on our website into this proxy. Our compensation committee met in person or by phone five times during the year ended December 31, 2019. The compensation committee’s responsibilities include:
•	annually reviewing and making recommendations to the board of directors with respect to corporate goals and objectives relevant to the compensation of our chief executive officer;
•
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and making recommendations to the board of directors with respect to the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;
•	reviewing and establishing our overall management compensation, philosophy and policy;
•	overseeing and administering our compensation and similar plans;
•	reviewing and approving our policies and procedures for the grant of equity-based awards;
•	reviewing and making recommendations to the board of directors with respect to director compensation;
•
reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K, which we will be required to include at such time as we are determined to no longer qualify as an “emerging growth company”;

•	reviewing and discussing with the board of directors corporate succession plans for the chief executive officer and other key officers; and
•	hiring third party compensation consultants to review and make recommendations on the compensation of directors, executive officers and other key officers.
During the year ended December 31, 2019 and December 31, 2018, our compensation committee retained Frederick W. Cook & Co., or FW Cook, to review our compensation program and to provide them with independent compensation data and analysis. In connection with this analysis, FW Cook and the compensation committee reviewed each component of compensation paid to our non-employee directors and executive officers against comparable positions at companies that were determined by FW Cook to be similar in scope of operation to Axsome. FW Cook reports directly and exclusively to the compensation committee. Our compensation committee analyzed whether the work of FW Cook as a compensation consultant has raised any conflict of interest, and, based on its analysis, determined that the work of FW Cook and the individual compensation advisors employed by FW Cook as compensation consultants has not created any conflict of interest and the compensation committee is satisfied with the independence of FW Cook.
Nominating and corporate governance committee. Dr. Coleman, Dr. Jeffs, Ms. Potter*, and Mr. Saad currently serve on the nominating and corporate governance committee, which is chaired by Dr. Jeffs. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in applicable Nasdaq rules. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.axsome.com. The inclusion of our website address here and elsewhere in this proxy does not include or incorporate by reference the information on our website into this proxy. Our nominating and corporate governance committee met once during the year ended December 31, 2019. The nominating and corporate governance committee’s responsibilities include:
•	developing and recommending to the board of directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	reviewing the size and composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the board of directors;
•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board of director’s committees;
•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines;
•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and
•	overseeing the evaluation of the board of directors and management.
Our board of directors may from time to time establish other committees.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Meetings of the Board of Directors
The full board of directors met in person or by phone eleven times during the year ended December 31, 2019 and then also acted by written consent during the year as needed. No director attended fewer than 75% of the total number of meetings of the board of directors and of any committees of the board of directors of which he or she was a member during our year ended December 31, 2019.
It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors. All of our directors at the time of our 2019 annual meeting of stockholders attended the 2019 annual meeting of stockholders.
Board Oversight of Risk
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property as more fully discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters, and regulatory and legal compliance; our compensation committee oversees major risks associated with our compensation policies and programs; and our nominating and governance committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our board of directors and director succession planning. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on Axsome, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Director Nomination Process
In considering whether to recommend any candidate for inclusion in our board of directors’ slate of recommended directors, including candidates recommended by stockholders, the nominating and corporate governance committee applies a certain set of criteria, including, but not limited to, the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. We believe that the value of diversity on the board of directors should be considered by the nominating and corporate governance committee in the director identification and nomination process. The nominating and corporate governance committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
Director Compensation
During our fiscal year ended December 31, 2019, our non-employee directors earned options to purchase shares of our common stock under our 2015 Omnibus Incentive Compensation Plan, which will be granted after the Annual Meeting. All members of the board of directors, with the exception of Ms. Potter, elected to receive options to purchase shares of our common stock in lieu of the fees earned in cash in 2019, which options were granted in March 2020. A non-employee director is a director who is not employed by us and who does not receive compensation from us (other than for services as a director) or have a business relationship with us that would require disclosure under certain SEC rules. Dr. Tabuteau, our Chief Executive Officer and Chairman of our board of directors, did not receive any compensation from us during our fiscal year ended December 31, 2019 for his service as a director and is not included in the table below.
Name	Fees Earned in Cash(1)	Option Awards(2)(3)	Total
Roger Jeffs, Ph.D.	$70,000	$206,310(4)	$276,310
Mark Coleman, M.D.	$51,500	$206,310(5)	$257,810
Mark Saad	$59,000	$206,310(6)	$265,310
Myrtle Potter	$56,500	$206,310(7)	$262,810
(1)
All members of the board of directors, other than Ms. Potter, have elected to receive options to purchase our common stock in lieu of the fees earned in cash in 2019. The options have an exercise price equal to the fair market value on the date of the grant. These grants were made in March 2020.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted computed in accordance with Financial Accounting Standards Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 2 to our financial statements. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(3)
In June 2019, each member of the board of directors received an annual option grant of 13,000 options for service as a board member, which options vest in full on the one-year anniversary of the date of grant.

(4)	The aggregate number of option awards held by Dr. Jeffs as of December 31, 2019 is 73,186.
(5)	The aggregate number of option awards held by Dr. Coleman as of December 31, 2019 is 196,148.
(6)	The aggregate number of option awards held by Mr. Saad as of December 31, 2019 is 156,709.
(7)	The aggregate number of option awards held by Ms. Potter as of December 31, 2019 is 60,197.
Non-Employee Director Compensation
During our fiscal year ended December 31, 2019, each of our non-employee directors received the following cash compensation for board services, as applicable:
Annual Compensation for Service as:	Dr. Jeffs	Dr. Coleman	Mr. Saad	Ms. Potter
Board member: $35,000	X	X	X	X
Lead Director: $15,000	X
Audit committee member: $7,500	X	X		X
Chairman of the audit committee: $15,000			X
Compensation committee member: $5,000	X	X	X
Chairman of the compensation committee: $10,000				X
Nominating and corporate governance committee member: $4,000		X	X	X
Chairman of the nominating and corporate governance committee: $7,500	X
Total	$70,000	$51,500	$59,000	$56,500
In addition, each of our non-employee directors receive an annual equity grant of 13,000 options per year for service as a member of the board of directors, and all new directors receive an initial equity grant of 26,000 options.
All retainers are prorated for any portion of a year to which they apply for each non-employee director.
A non-employee director may elect to receive, in lieu of such cash compensation, options to purchase shares of our common stock, with an exercise price per share equal to the fair market value of our common stock on the date of such grant. Such options will be granted at the same time as all executive officer annual option grants, which will be on the close of business on the third trading day following the filing of our Annual Report on Form 10-K for each recently completed fiscal year. The annual equity grants to the directors will be made on the close of business on the date of the annual meeting. We will also continue to reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.
In March 2020, all of our non-employee directors were granted options to purchase shares of our common stock in lieu of the fees earned in cash in 2019, with the exception of Ms. Potter, who elected to receive her fees earned in cash. Such options were granted at an exercise price equal to $45.14 and were immediately vested and exercisable.
Limitation of Liability and Indemnification Arrangements
As permitted by the DGCL, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our amended and restated bylaws provide that:
•	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL; and
•
advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We also maintain general liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
These provisions may discourage stockholders from bringing a lawsuit against our directors in the future for any breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. We believe that these provisions and the insurance are necessary to attract and retain talented and experienced directors and officers.
At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.
Stockholder Communications with the Board of Directors
Stockholders wishing to communicate with the board of directors or with an individual member of the board of directors may do so by writing to the board of directors or to the particular member of the board of directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

EXECUTIVE OFFICERS & KEY PERSONNEL
The following table provides information concerning our executive officers and key personnel as of the Record Date:
Name	Age	Position
Executive Officers
Herriot Tabuteau, M.D.	51	Chief Executive Officer, President, and Chairman of the Board
Nick Pizzie, C.P.A., M.B.A.	45	Chief Financial Officer
David Marek	55	Chief Commercial Officer
Mark Jacobson, M.A.	36	Chief Operating Officer
Key Personnel
Cedric O’Gorman, M.D., M.B.A.	45	Senior Vice President, Clinical Development and Medical Affairs
Amanda Jones, Pharm.D.	37	Senior Vice President, Clinical Research
Executive Officers
Herriot Tabuteau, M.D. Please see Dr. Tabuteau’s biography in this proxy statement under the section entitled “Incumbent Class III Directors Whose Terms Expire in 2021.”
Nick Pizzie, C.P.A., M.B.A. Mr. Pizzie has served as our Chief Financial Officer since May 2018. Prior to joining Axsome, from May 2013 to May 2018, Mr. Pizzie was the Vice President and Chief Financial Officer of Pierre Fabre USA, the U.S. affiliate of Pierre Fabre. Previously, he was Senior Finance Director at Immucor. Prior to Immucor, he held positions of increasing responsibility in finance and accounting at Merck and Pfizer. Mr. Pizzie began his career at Arthur Andersen, where he served as staff auditor. He earned his Bachelor of Science in Accounting, Bachelor of Arts in Economics, and Master of Business Administration in Finance, and Supply Chain Logistics, from Rutgers University.
David Marek. Mr. Marek has served as our Chief Commercial Officer since September 2019. Prior to joining Axsome, from June 2017 to August 2019, Mr. Marek held the position of Vice President, and General Manager of Amgen’s Neuroscience business unit. At Amgen, Mr. Marek led the U.S. commercialization strategy and launch of Aimovig™ for migraine prevention. Prior to heading the Neuroscience business unit, he was Vice President of Marketing of Amgen’s U.S. Inflammation and Nephrology business from June 2015 to June 2017. Before Amgen, Mr. Marek served as Executive Vice President, Consumer Services, and Commercial Strategy Officer of WebMD. Prior to that position, Mr. Marek was the Managing Director of Saatchi & Saatchi Healthcare Advertising. Mr. Marek began his career at Eli Lilly and Company, followed by AstraZeneca, where he served in a variety of marketing and sales roles of increasing responsibility. He earned his Bachelor of Arts degree in Business Administration from Washington State University.
Mark Jacobson, M.A. Mr. Jacobson has served as our Chief Operating Officer since March 2020. Prior to serving as our Chief Operating Officer, Mr. Jacobson served as our Senior Vice President, Operations since September 2017 and has been a member of our company since April 2014. Prior to joining our company, Mr. Jacobson was Director of Corporate Development at Stemline Therapeutics, Inc., where his responsibilities covered corporate operations, investor relations, public relations, and intellectual property. Mr. Jacobson began his career in healthcare communications at Publicis Healthcare Communications Group. Mr. Jacobson earned a Master of Arts in Biotechnology from Columbia University and a Bachelor of Science in Biology from Iowa State University.
Key Personnel
Cedric O’Gorman, M.D., M.B.A. Dr. O’Gorman has served as our Senior Vice President, Clinical Development and Medical Affairs since September 2017. Prior to joining us, Dr. O’Gorman was the Vice President of Medical Affairs at Intra-Cellular Therapies since December 2014. Before that, Dr. O’Gorman was the U.S. medical lead for psychiatry at Genentech/Roche. Prior to Genentech/Roche, Dr. O’Gorman spent five years at Pfizer representing medical affairs on several branded neuroscience products including Geodon for schizophrenia and bipolar disorder, and Pristiq for major depressive disorder. Dr. O’Gorman received his medical degree from the National University of Ireland, in Galway, Ireland, trained at the Institute of Psychiatry, in London, England, and earned his Master of Business Administration from the New York University Stern School of Business.

Amanda Jones, Pharm.D. Dr. Jones has served as our Senior Vice President, Clinical Research since March 2020 and has been a member of the Axsome team since June 2015. Prior to joining Axsome, she had varying roles of increasing responsibility in clinical research & development at Salix Pharmaceuticals and United Therapeutics. Dr. Jones earned her Doctor of Pharmacy degree from and completed a post-doctoral fellowship in clinical research and drug development at the University of North Carolina Eshelman School of Pharmacy. She earned her Bachelor of Science in Biochemistry from Florida State University.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Executive Compensation Program
This section explains the objectives of our named executive officer (“NEO”) compensation program, the compensation decisions we made with respect to compensation for our fiscal year ended December 31, 2019, and the factors we considered in making those decisions. The named executive officers for fiscal year 2019 include:
Name	Position
Herriot Tabuteau, M.D.	Chief Executive Officer and Chair of the Board
Nick Pizzie, C.P.A., M.B.A.	Chief Financial Officer
David Marek	Chief Commercial Officer
Executive Summary
We are a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system, or CNS, disorders for which there are limited treatment options. Our core CNS product candidate portfolio includes five clinical-stage candidates, AXS-05, AXS-07, AXS-09, AXS-12, and AXS-14. We are developing AXS-05 for major depressive disorder, or MDD, treatment resistant depression, or TRD, Alzheimer's disease, or AD agitation, and for smoking cessation treatment. We are developing AXS-07 for the acute treatment of migraine. We are developing AXS-12 for the treatment of narcolepsy. We are also developing AXS-14 for the treatment of fibromyalgia. We plan to submit a New Drug Application, or NDA, for AXS-05 in the treatment of MDD and an NDA for AXS-07 in the Acute Treatment of Migraine, both in the second half of 2020.
We achieved a number of major milestones in 2019, including the following:
AXS-05
•	We announced that AXS-05 met the prespecified primary endpoint and significantly improved symptoms of depression in the ASCEND study.
•	We received FDA Breakthrough Therapy designation for AXS-05 for the treatment of MDD.
•	We initiated, completed, and reported results for the GEMINI Phase 3 trial in MDD in which AXS-05 met the primary endpoint and significantly improved symptoms of depression.
AXS-07
•
We reached agreement with the FDA under a Special Protocol Assessment, or SPA, for the design, endpoints, and statistical approach of the MOMENTUM Phase 3 trial of AXS-07 in the acute treatment of migraine.

•
We initiated, completed, and reported results for the MOMENTUM Phase 3 trial in the acute treatment of migraine in which AXS-07 met the co-primary and key secondary endpoints and significantly improved migraine symptoms.

•	We initiated the INTERCEPT Phase 3 trial of AXS-07 in the early treatment of migraine.
AXS-12
•	We initiated, completed, and reported results of the CONCERT Phase 2 trial in narcolepsy in which AXS-12 met the primary endpoint and improved narcolepsy symptoms.
•
In January 2020, we entered into an exclusive license agreement with Pfizer Inc. for Pfizer's clinical and nonclinical data, and intellectual property for reboxetine, the active pharmaceutical ingredient in AXS-12.

Impact on Shareholder Value Creation
The Company’s business performance in 2019 has resulted in significant share price appreciation:

COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN*

Among AXSOME Therapeutics, Inc., the NASDAQ Composite Index
and the NASDAQ Biotechnology Index

$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
11/19/15
12/31/15
3/31/16
6/30/16
9/30/16
12/31/16
3/31/17
6/30/17
9/30/17
12/31/17
3/31/18
6/30/18
9/30/18
12/31/18
3/31/19
6/30/19
9/30/19
12/31/19
AXSOME Therapeutics, Inc.
NASDAQ Composite
NASDAQ Biotechnology

*$100 invested on 11/19/15 in stock or 10/31/15 in index, including reinvestment of dividends.
Fiscal year ending December 31.

Compensation Policies and Practices at a Glance
What we do		What we don't do
☐
Practice pay-for-performance, under which a significant percentage of our named executive officer compensation is at-risk and may not be realized if corporate and individual performance goals are not achieved
		X	Executives are prohibited from hedging or pledging our stock
☐	Set challenging incentive plan goals	X	The Compensation Committee’s independent consultant performs no other work for the Company
☐	Maintain an industry-specific peer group for benchmarking compensation	X	No severance benefits can be triggered automatically upon a change in control (i.e. all change in control provisions are ‘‘double trigger”)
☐	Target named executive officer compensation based on market norms	X	No excise tax gross-ups for any change-in-control payments
☐	Offer market-competitive benefits for named executive officers that are consistent with the rest of our employees	X	Re-pricing of stock options is prohibited without shareholder approval
☐	Do not guarantee annual bonus or guarantee salary increases	X	No excessive personal perquisites, such as automobile leases, country club memberships or personal use of aircraft
☐	Have a pre-established grant date practice for approving executive officers’ equity awards	X	No supplemental executive retirement plans
☐	Maintain an independent Compensation Committee
☐	Consult with an independent compensation advisor on compensation levels and practices
Compensation Objectives and Philosophy
Our named executive officer compensation program is designed principally to:
•	attract, motivate, and retain talented and dedicated NEOs;
•	correlate annual cash bonuses to the achievement of operational and financial objectives; and
•	provide our NEOs with appropriate long-term incentives that directly correlate to the enhancement of stockholder value, as well as facilitate executive retention.
To achieve these objectives, we establish (i) annual base salaries at levels that we believe are competitive with base salaries of executive officers in other comparable publicly-held biopharmaceutical companies, (ii) year-end annual cash bonuses based in part on the achievement of key operational and financial goals, and (iii) grant annual equity awards as a retention tool and to align the NEOs’ long-term interests with those of our stockholders. Our Compensation Committee does not have any formal policies for allocating compensation among the foregoing three components. Rather, our Compensation Committee uses its judgment to determine the appropriate level and mix of compensation on an annual basis with the goal to balance current cash compensation with equity awards to reward both short-term and long-term performance.

Roles and Responsibilities
The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. The Compensation Committee, FW Cook, and our CEO participated in a collaborative process to determine the compensation that our NEOs earned in 2019 (with the exception of our CEO’s compensation, which was evaluated solely by the Compensation Committee, based upon the recommendation of FW Cook):
Responsible Party	Primary Role and Responsibilities Relating to Compensation Decisions
Compensation Committee (Composed solely of independent, non-employee Directors and reports to the Board)[1]	•	Oversees the executive compensation program, policies, and practices, taking into account business goals and strategies, legal and regulatory developments, and evolving best practices;
	•	Approves performance goals for purposes of compensation decisions for the NEOs;
	•	Conducts an annual evaluation of the CEO’s performance in consultation with the full Board and determines his compensation;
	•	Reviews and approves the CEO’s recommendations for compensation for the other NEOs and senior executives, making changes when deemed appropriate;
	•	Approves all changes to the composition of the peer group; and
	•	Reviews and makes recommendations to the Board with respect to Director compensation.

Independent Consultant to the Compensation Committee[2](FW Cook)	•
Provides the Compensation Committee with analysis and advice pertaining to CEO, executive, and Director compensation program design, including industry survey analysis, explanation of current and developing best practices, and regulatory changes;

	•	Recommends a relevant group of peer companies and appropriate sources of survey data against which to compare the competitiveness and structure of CEO, executive, and Director compensation;
	•	Analyzes peer companies’ CEO, executive, and Director compensation annually to assist the Compensation Committee in determining the appropriateness and competitiveness of compensation;
	•	Reviews and advises on any proposed changes to CEO, executive, and Director compensation program design;
	•	Reviews and assists with compensation disclosure materials; and
	•	Provides specific analysis and advice periodically as requested by the Compensation Committee.

Executive Officers	•	The CEO recommends to the Compensation Committee annual compensation for the other NEOs and senior executives based on his assessment of their performance; and
	•	The CEO works with the Compensation Committee Chair to set agendas, prepare materials for Compensation Committee meetings, and generally attends meetings, as appropriate.

No member of management is present in Compensation Committee meetings when matters related to his or her individual compensation is under discussion, when the Compensation Committee is approving or deliberating on CEO compensation, or when the Compensation Committee otherwise meets in executive session.

1
Our Board of Directors has determined that each member of our Compensation Committee is “independent” as that term is defined by applicable Nasdaq rules and is a “non-employee” director as defined under Section 16 of the Exchange Act.

2
During 2019, the Compensation Committee was assisted by its independent compensation consultant FW Cook. Other than the support that it provided to the Compensation Committee, FW Cook provided no other services to the Company or management and only received fees from the Company for the services provided to the Compensation Committee. The Compensation Committee conducted an evaluation of the independence of FW Cook considering the relevant regulations of the SEC and the Nasdaq listing standards. The Compensation Committee concluded that FW Cook was independent of the Company and the services performed by FW Cook and the individual compensation advisors employed by FW Cook raised no conflicts of interest.

Peer and Industry Data
The Compensation Committee believes that market data, including compensation data from a peer group of comparable companies, is essential to determining compensation targets and the actual awards for executives in an effort to attract and retain highly talented senior executives. Market data are used to assess the competitiveness of our compensation packages relative to similar companies and to ensure that our compensation program is consistent with our compensation philosophy. Annually, the Compensation Committee requests that FW Cook conduct a market benchmarking study for our executive officers and key personnel, including our CEO and our other NEOs. The Compensation Committee’s objective is to provide executives with target total direct compensation that generally corresponds with the market median.
For purposes of compensation for 2019, our Compensation Committee, with the advice of FW Cook, examined our prior peer group in light of our continued growth, the stage of development of our clinical programs, and changes in our market capitalization. Based on its discussions with FW Cook, the Compensation Committee identified the following 14 peer companies used to establish 2019 compensation that were selected from among publicly-held U.S. pharmaceutical and biotechnology companies with comparable operations based on the following criteria: number, stage and indication of development programs, number of employees, therapeutic area, and market capitalization:
Adamas Pharmaceuticals, Inc. Atara Biotherapeutics, Inc. Biohaven Pharmaceutical Hld. Co. Brainstorm Cell Therapeutics Inc. Concert Pharmaceuticals, Inc. Edge Therapeutics, Inc. Flex Pharma, Inc.	Intra-Cellular Therapies, Inc. Marinus Pharmaceuticals, Inc. Minerva Neurosciences, Inc. Neurotrope, Inc. Ovid Therapeutics Inc. Tetraphase Pharmaceuticals, Inc. Trevena, Inc.
In light of our growth during 2019, the Compensation Committee reviewed the peer group for continued appropriateness to inform 2020 compensation decisions. In August 2019, the Compensation Committee approved the companies below as the basis for its competitive review:
Alder BioPharmaceuticals, Inc.
Biohaven Pharmaceutical Hld. Co.Homology Medicines, Inc.
Intra-Cellular Therapies, Inc.
Krystal Biotech, Inc.
MeiraGTx Holdings plc
Omeros Corporation
Principia Biopharma Inc.
Ra Pharmaceuticals, Inc.
Supernus Pharmaceuticals, Inc. uniQure N.V. Vanda Pharmaceuticals Inc. Voyager Therapeutics, Inc. Wave Life Sciences Ltd. Zogenix, Inc.
The Compensation Committee intends to maintain its practice of reviewing the peer group on an annual basis to ensure it continues to appropriately represent our competitive market for executive talent.
As part of our compensation benchmarking process, we supplement our peer group data with industry- and size-specific survey data representing companies similar to Axsome in size and business model.
Our Compensation Committee and our Board of Directors use market data as one means of evaluating and establishing executive pay. In instances where an executive officer is believed to be especially suited to our Company or important to our success, the Compensation Committee may establish or recommend compensation that deviates from industry averages or other specific benchmarks. Upward or downward variations in total cash compensation and long-term incentives may also occur as a result of the individual’s experience level, the nature and level of the individual’s specific job responsibilities, the balance of the individual’s different elements of compensation, market factors and other strategic considerations.

Elements of NEO Compensation
Base Salary
We provide our NEOs with base salary to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business. We set NEO salaries to be competitive in the context of the tight labor market for biotech employees in New York City.
During its review of base salaries for executives, the Compensation Committee primarily considers:
•	an internal review of the NEO’s compensation, both individually and relative to other NEOs; and
•	base salaries paid by comparable companies in the biopharmaceutical industry that have a similar business and financial profile.
Salary levels are considered annually as part of our Company’s performance review process. Merit-based increases to salaries are based on management’s assessment of the individual’s performance, the recommendations made by the Chief Executive Officer to the Compensation Committee, and the comparative compensation at peer companies.
The base salary for each of our NEOs for our fiscal year ended December 31, 2019, is listed in the table below:
Name	2018 Base Salary ($)	2019 Base Salary ($)	% Increase
Herriot Tabuteau, M.D.	$435,000	435,000	0%
Nick Pizzie, C.P.A., M.B.A.	$325,000	325,000	0%
David Marek	—	385,000	N/A
In recognition of extraordinary growth and performance in 2019, in February 2020, the Compensation Committee approved base salary increases to remain appropriately competitive during a critical stage of growth and increased complexity. For 2020, salaries for Dr. Tabuteau and Mr. Pizzie were increased to $575,000 and $375,000, respectively. Mr. Marek’s salary was not adjusted given his September 2019 hire date.
Annual Cash Incentive Bonuses
We provide an opportunity for each of our NEOs to receive an annual cash incentive bonus based on the satisfaction of individual and corporate objectives established by our Board of Directors. For any given year, these objectives may include individualized goals or corporate goals that relate to operational, strategic, or financial factors such as progress in developing our product candidates, achieving certain manufacturing, intellectual property, clinical and regulatory objectives, and raising certain levels of capital.
Historically, at its annual meeting during the first quarter of our fiscal year to consider NEO compensation, the Compensation Committee, in consultation with management, has established corporate goals for the new fiscal year for purposes of, among other things, making its recommendations regarding its annual bonus awards (and equity grants) for the new year to our NEOs and all employees.
While the Board of Directors or the Compensation Committee adopts corporate objectives, it is typically the Compensation Committee that evaluates and approves the achievement level of corporate objectives, and subsequently reviews and approves the annual cash bonuses for NEOs as part of its final compensation deliberations. The Compensation Committee, or where appropriate, our Board of Directors may approve bonuses based on the foregoing determinations or, after considering market conditions, our financial position or other factors, may, in its sole discretion, determine not to award any bonuses or to award larger or smaller bonuses.

At the beginning of 2019, the Compensation Committee adopted corporate goals for the determination of cash bonuses to be paid for the 2019 fiscal year. Under the plan adopted by our Board of Directors, cash bonuses, if any, are paid to qualified participating officers and employees based upon (i) the achievement of corporate goals and (ii) a review of personal performance. The corporate goals, and the weight assigned to each of the goals, applies to all officers and employees, including our NEOs. The corporate goals and objectives for the 2019 calendar year were based on meeting certain goals with respect to our operational performance as follows:
Approved Performance Measure	Weight
Progress of our clinical trials including initiation, enrollment, and receipt of results	55%
Corporate, financial, business development, organizational, and investor relations goals	25%
Achievement of regulatory milestones and IP goals	15%
CMC and non-clinical initiatives	5%
Following the close of the fiscal year, the Compensation Committee evaluated corporate performance against the established goals and objectives and assessed individual performance of the NEOs. Based on its review of the Company’s remarkable performance and thoughtful deliberation around individual achievements, the Compensation Committee approved payouts at the maximum level (150% of target) in recognition of the Company’s exceptional stock price performance and significant clinical and regulatory achievements.
Name	2019 Target Bonus (% of Base Salary)	Realization / Payout (%)	Actual 2019 Bonus ($)
Herriot Tabuteau, M.D.	50%	150%	$326,250
Nick Pizzie, C.P.A., M.B.A.	40%	150%	$195,000
David Marek	40%	150%	$231,000
Looking forward to fiscal 2020, in February 2020, the Compensation Committee approved a 2020 target bonus for Dr. Tabuteau of 60% of base salary. Other NEOs’ target bonuses are unchanged from 2019.
Equity Incentive Compensation
We believe that successful long-term corporate performance is more likely to be achieved with a corporate culture that encourages a long-term focus by our NEOs and other employees through the use of equity awards, the value of which depends on our stock performance. We established our 2015 Omnibus Incentive Plan to provide all of our employees, including our NEOs, with incentives to help align our employees’ interests with the interests of our stockholders and to enable them to participate in the long-term appreciation of our stockholder value. Additionally, equity awards provide an important retention tool for all employees, as the awards generally vest and become exercisable beginning three months following the grant date in equal quarterly installments over four years or based on the achievement of pre-determined performance objectives.
Typically, we grant equity awards upon an employee’s hire. In addition, equity awards may also be granted on an annual or more frequent basis depending on position, performance, and tenure at the Company.
The determination of whether to grant equity, as well as the size of such grants, to our NEOs involves subjective assessments by the Compensation Committee and our Board of Directors and, with respect to NEOs other than himself, our Chief Executive Officer. Generally, annual equity awards are driven by our desire to retain and motivate our NEOs, and we consider individual performance and contributions during the preceding year to the extent the Compensation Committee and our Board of Directors believe such factors are relevant. As with base salary and cash bonuses, in evaluating and determining stock option grants to our NEOs, the Compensation Committee and our Board of Directors also considers publicly available data prepared by FW Cook at the request of the Compensation Committee from other similar companies identified by the Compensation Committee.

Unless otherwise agreed to by us with respect to a termination without “cause” or for “good reason,” vesting and exercise rights generally cease upon termination of employment, except in the case of death or disability in which case the option terminates upon the expiration of the one-year period after the participant ceases to provide services on account of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.
Our Board of Directors has granted our Chief Executive Officer the authority to grant equity to non-executive employees upon joining our Company, and to make grants during each annual non-executive employee review cycle. Our Board of Directors has established specific limits around how much equity the Chief Executive Officer may distribute.
It is our policy to award stock options at an exercise price equal to the closing price on the Nasdaq Global Market of our common stock on the date of the grant.
We have no program, practice, or plan to grant equity awards in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of equity awards or other compensation, and we have no plan to do so. Generally, the Compensation Committee approves the grant of annual equity awards to our NEOs on the third trading day following the filing of our Annual Report on Form 10-K. Additionally, our option and RSU awards are subject to adjustment or recovery of equity awards in connection with any breach of any restrictive covenant agreement between the recipient and the Company or if the participant otherwise engages in activities that constitute “cause” either while employed by, or providing service to, the Company or within a specified period of time thereafter. All equity awards are also subject to our insider trading policy and shall be subject to any applicable clawback or recoupment policies, additional share trading policies, or other policies that may be implemented by the Board from time to time.
Our Compensation Committee granted stock option awards on March 19, 2019 to the NEOs employed by the Company at that time. These options will vest in substantially equal quarterly installments such that the options will be fully vested on March 19, 2023. The exercise price of $12.95 per share of the options was the closing price of our common stock on March 19, 2019.
Upon his hire on September 3, 2019, the Compensation Committee approved a new-hire stock option award to Mr. Marek to attract him to join our Company and stake him in Company equity to promote immediate alignment with shareholders. The exercise price of $24.28 per share of the options was the closing price of our common stock on September 3, 2019.
Name	Option Awards Granted 3/19/19	New-Hire Option Award Granted 9/4/19
Herriot Tabuteau, M.D.	319,212	—
Nick Pizzie, C.P.A., M.B.A.	75,102	—
David Marek	—	125,000
In October 2019, to further motivate and support the achievement of critical clinical and operational objectives to support our long-term growth and performance, the Compensation Committee awarded the NEOs performance-based stock options whose 4-year vesting was subject to acceleration upon achievement of pre-determined milestones. The accelerated vesting provision was to recognize the extraordinary amount of work required in the fourth quarter of 2019, which coincided with the end of the calendar year, mandating a significant amount of time and effort, including working through holidays, in order to accomplish the objectives by year end. For the NEOs, accelerated vesting applied to four equal tranches of the option award (25% each of total number of shares) based on achievement of predetermined clinical milestones prior to or on December 31, 2019. In addition to the clinical milestones, 25% of the Chief Financial Officer’s award could also accelerate and become exercisable if the Company completed a successful public financing on or prior to January 31, 2020 as determined by the Chief Executive Officer. The award will be fully vested and exercisable on December 30, 2023, unless the vesting schedule is accelerated as described above, and provided the NEO is employed by, or providing services to, the Company on such date.

Name	Performance Option Awards Granted 10/10/19
Herriot Tabuteau, M.D.	68,837
Nick Pizzie, C.P.A., M.B.A.	25,813
David Marek	25,813
The performance-based options were granted on October 10, 2019 with an exercise price based on that day’s closing price of $17.61 per share. As a result of significant effort and execution on the part of the NEOs and other employees, two of the four clinical milestones were determined to be achieved by December 31, 2019 resulting in 50% of the shares becoming fully vested and exercisable. The remaining shares of the award will vest quarterly in substantially equal installments over the remainder of the original vesting period.
For 2020, the Compensation Committee approved annual equity awards to our NEOs and other key personnel. To promote retention and provide a balanced portfolio of equity vehicles, as well as to better align with practices of companies with similar market caps to our size as of the time of approval, the Compensation Committee determined to award a portion of 2020 equity awards in the form of restricted stock units, or RSUs. The RSUs vest in four even annual increments beginning on the first anniversary of grant. These equity awards were granted on the third trading day following the filing of our Annual Report on Form 10-K, which was filed with the SEC on March 12, 2020. As such, the exercise price of $45.14 per share of the options was the closing price of our common stock on March 17, 2020.
Name	Stock Options Granted 3/17/20	RSUs Granted 3/17/20
Herriot Tabuteau, M.D.	168,776	51,691
Nick Pizzie, C.P.A., M.B.A.	60,880	18,645
David Marek	53,984	16,533
Other Aspects of Our Compensation Program
Retirement Plans, Perquisites and Other Personal Benefits
Our NEOs are eligible to participate in the employee benefit plans on the same terms and conditions as they are available to our other regular employees. These benefits include medical, dental, vision, disability and life insurance, flexible spending accounts, and a 401(k) plan.
Under the tax-qualified employee savings and retirement plan, our 401(k) plan, all eligible U.S. employees, including our named executive officers, may elect to defer a percentage of their eligible compensation in our 401(k) plan, subject to the annual IRS limit. We currently do not match 401 (k) contributions.
We do not provide perquisites or other personal benefits to our named executive officers other than those that we provide to our employees. We do not provide any tax reimbursement payments (including “gross-ups”) on any personal benefits, except in the case of certain relocation benefits.
Severance Agreements
We have entered into employment agreements with two of our named executive officers and, accordingly, these named executive officers have severance agreements in place with us. Our Chief Financial Officer, Nick Pizzie, has included in his employment agreement that in the event we terminate his employment without cause within 12 months of a Change in Control of the Company, he will be eligible to receive severance payments equal to six (6) months of his then existing base salary. Our Chief Commercial Officer, David Marek, has included in his employment agreement in the event we terminate his employment without cause, he will be eligible to receive severance payments equal to eight (8) months of his then existing base salary.
Stockholder Advisory Vote
Because we are still an emerging growth company, we are not yet required to hold a non-binding advisory stockholder vote on the compensation program for our named executive officers. Due to the time elapsed since our initial public offering, we will no longer be an emerging growth company as of December 31, 2020, and therefore, expect our first non-binding advisory stockholder vote on the compensation program for our named executive officers will be held at next year’s annual meeting.

Insider Trading Policy
Our insider trading policy prohibits short sales and derivative transactions of our stock by our named executive officers, directors and specified other employees, including short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities; or other hedging or monetization transactions accomplished through the use of prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading policy prohibits our named executive officers, directors and specified other employees from purchasing our securities on margin, borrowing against Company securities held in a margin account, or pledging our securities as collateral for a loan.
Commitment to Corporate Responsibility
Axsome’s corporate responsibility is fundamental to our long-term success. It is also now more than ever important to our stakeholders. We have a commitment to environmental, social and governance (“ESG”) issues. We continue to improve our environmental sustainability by, among other programs, complying with our local and state recycling programs. Further, we have a commitment to social issues, including the diversity of our board, management and employees. It starts at the top, where we have a diverse board and management team. Lastly, our corporate governance principles are focused on ethics and transparency. We will continue to focus on ESG issues during 2020.
Compensation Committee Interlocks and Insider Participation
During 2019, no member of the Compensation Committee served as one of our officers, former officers, or employees. During 2019, none of our named executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our named executive officers served as a member of the Board of Directors of any other entity.
Compensation Committee Report
The Compensation Committee of our Board of Directors has reviewed and discussed with management the section captioned “Executive Compensation – Compensation Discussion and Analysis” and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that this “Executive Compensation – Compensation Discussion and Analysis” be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors:
Myrtle Potter (Chair)
Mark Coleman, M.D.
Roger Jeffs, Ph.D.
Mark Saad

Summary Compensation Table
The following table provides information concerning the compensation paid to our Chief Executive Officer, Chief Financial Officer, and Chief Commercial Officer for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017. We refer to these individuals as our named executive officers (“NEOs”).
Name and Principal Position	Year	Salary($)	Bonus ($)	Option Awards ($)(8)	Non-equity incentive plan compensation ($)	Total ($)
Herriot Tabuteau, M.D. Chief Executive Officer and Chairman of the Board	2019	435,000	—	3,954,503	326,250(1)	4,715,754
	2018	435,000	—	361,425	261,000(2)	1,057,425
	2017	435,000	—	488,252	200,100(3)	1,123,352
Nick Pizzie, C.P.A., M.B.A. Chief Financial Officer	2019	325,000	—	1,049,837	195,000(1)	1,569,838
	2018	203,125(4)	15,000(5)	313,856	156,000(2)	687,981
David Marek Chief Commercial Officer	2019	128,333(6)	65,000(7)	2,545,597	231,000(1)	2,969,931
(1)	Represents a bonus awarded as a result of performance in the 2019 fiscal year paid in March 2020.
(2)	Represents a bonus awarded as a result of performance in the 2018 fiscal year paid in March 2019.
(3)	Represents a bonus awarded as a result of performance in the 2017 fiscal year paid in March 2018.
(4)
Mr. Pizzie’s employment commenced on May 16, 2018, at which time he became an executive officer. The amount reported represents the pro rata portion of Mr. Pizzie’s salary from May 16, 2018 through December 31, 2018.

(5)	Represents a one-time payment to Mr. Pizzie as a signing bonus in May 2018.
(6)
Mr. Marek’s employment commenced on September 3, 2019, at which time he became an executive officer. The amount reported represents the pro rata portion of Mr. Marek’s salary from September 3, 2019 through December 31, 2019.

(7)	Represents a one-time payment to Mr. Marek as a signing bonus in October 2019.
(8)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted computed in accordance with Financial Accounting Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 2 to our financial statements. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

Equity Compensation
2019 Grants of Plan-Based Awards
In 2019, we granted the following stock options to our named executive officers under our 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”):
Name	Grant Date	Number of Securities Underlying Options(1)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Herriot Tabuteau, M.D.	3/19/2019	319,212(3)	$12.95	$3,099,548
	10/10/2019	68,837(4)	$17.61	$854,955
Nick Pizzie, C.P.A., M.B.A.	3/19/2019	75,102(3)	$12.95	$729,240
	10/10/2019	25,813(4)	$17.61	$320,597
David Marek	9/4/2019	125,000(5)	$24.28	$2,225,000
	10/10/2019	25,813(4)	$17.61	$320,597
(1)	Represents shares of our common stock underlying options awarded, each of which vest over time.
(2)	Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718.
(3)	The option awards vest in substantially equal quarterly installments over four years such that the options will be fully vested on March 19, 2023.
(4)
Represent performance-based option awards. Accelerated vesting applied to four equal tranches of the option award (25% each of total number of shares) based on achievement of predetermined clinical milestones prior to or on December 31, 2019. In addition to the clinical milestones, 25% of Mr. Pizzie’s award could also accelerate and become exercisable if the Company completed a successful public financing on or prior to January 31, 2020 as determined by the Chief Executive Officer. The option awards will be fully vested and exercisable on December 30, 2023, unless the vesting schedule is accelerated as described above, and provided the NEO is employed by, or providing services to, the Company on such date.

(5)	Represents a one-time new hire grant. The option awards vest 25% on the one year anniversary of the date of grant and 75% in equal increments on a quarterly basis for three years thereafter.

Outstanding Equity Awards as of December 31, 2019
The following table sets forth information regarding each outstanding and unexercised option held by each of our NEOs as of December 31, 2019. The number of shares subject to each award and, where applicable, the exercise price per share, reflect all changes as a result of our capitalization adjustments.
The vesting and exercisability schedule applicable to each outstanding award is described in the footnotes to the table below.
	Option awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Herriot Tabuteau, M.D.	5/27/2016	458,502	65,498(1)	$8.02	5/26/2026
	3/15/2017	102,440	46,560(2)	$4.95	3/14/2027
	3/12/2018	82,089	105,539(3)	$2.85	3/11/2028
	3/19/2019	59,853	259,359(4)	$12.95	3/18/2029
	10/10/2019	34,419	34,418(5)	$17.61	10/9/2029
Nick Pizzie, C.P.A., M.B.A.	5/16/2018	49,500	82,500(6)	$3.50	5/15/2028
	3/19/2019	14,082	61,020(4)	$12.95	3/18/2029
	10/10/2019	12,907	12,906(5)	$17.61	10/9/2029
David Marek	9/3/2019	—	125,000(7)	$24.28	9/2/2029
	10/10/2019	12,907	12,906(5)	$17.61	10/9/2029
(1)
The unexercisable options will vest and become exercisable in equal installments on a quarterly basis through May 27, 2020, provided that the executive continues to provide services to us through the applicable dates.

(2)
The unexercisable options will vest and become exercisable in equal quarterly installments over four years such that the options will be fully vested on March 15, 2021, provided that the executive continues to provide services to us through the applicable dates.

(3)
The unexercisable options will vest and become exercisable in equal quarterly installments over four years such that the options will be fully vested on March 12, 2022, provided that the executive continues to provide services to us through the applicable dates.

(4)
The unexercisable options will vest and become exercisable in equal quarterly installments over four years such that the options will be fully vested on March 19, 2023, provided that the executive continues to provide services to us through the applicable dates.

(5)
The unexercisable options will vest and become exercisable in equal quarterly installments over four years such that the options will be fully vested on December 30, 2023, provided that the executive continues to provide services to us through the applicable dates.

(6)
The unexercisable options will vest and become exercisable in equal quarterly installments over four years such that the options will be fully vested on May 16, 2022, provided that the executive continues to provide services to us through the applicable dates.

(7)
The unexercisable options will vest over a four-year period as follows: 25% of the options will vest on the first anniversary of the Grant Date, and the remaining 75% of the options in equal increments thereafter each quarter of the remaining three years, provided that the executive continues to provide services to us through the applicable dates.

2019 Option Exercises and Stock Vested
The following table contains information for our NEOs concerning the option awards that were exercised and restricted stock units that vested during the year ended December 31, 2019:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Herriot Tabuteau, M.D.	—	$ (1)	—	$ (2)
Nick Pizzie, C.P.A., M.B.A.	—	$(1)	—	$(2)
David Marek	—	$(1)	—	$(2)
(1)	No options were exercised during the year ended December 31, 2019.
(2)	No stock awards vested during the year ended December 31, 2019.

Potential Payments Upon Termination/Change of Control and Employment Agreements
The following table sets forth information regarding payments that would have been made to our NEOs if they suffered an involuntary termination without cause, including a termination in connection with a change of control, and such termination payments were triggered on December 31, 2019. The closing price per share of our common stock on the Nasdaq Global Market on December 31, 2019 was $103.36.
	Termination Without Cause in Connection with Change in Control		Termination Without Cause
Name	Salary and Bonus ($)	Equity Acceleration ($)	Salary and Bonus ($)	Equity Acceleration ($)
Herriot Tabuteau, M.D.	$—(1)	$47,834,265(2)	$—(1)	$—(2)
Nick Pizzie, C.P.A., M.B.A.	$162,500(3)	$14,861,958(2)	$—(3)	$—(2)
David Marek	$256,667(4)	$10,991,690(2)	$256,667(4)	$—(2)
(1)	Dr. Tabuteau will not receive any severance payments upon an involuntary termination without cause, including a termination in connection with a change of control.
(2)
The 2015 Plan includes a double-trigger provision, whereby the unvested portion of each NEO's outstanding equity awards shall become immediately vested and exercisable upon such NEO’s termination without cause in connection with a Change in Control.

(3)
Mr. Pizzie’s employment agreement includes a double-trigger provision, whereby Mr. Pizzie will receive a severance payment equal to six (6) months of his then-base salary for termination without cause in connection with a Change in Control.

(4)
Mr. Marek’s employment agreement contains a single-trigger provision, whereby Mr. Marek will receive a severance payment equal to eight (8) months of his then-base salary for termination without cause, regardless of whether such termination occurs in connection with a Change in Control.

Chief Executive Officer Pay Ratio
As a result of the recently adopted rules under the Dodd-Frank Act, SEC rules now require companies to disclose the ratio of the total annual compensation of the principal executive officer to the median employee’s total annual compensation. We identified the median employee by examining the 2019 total annual compensation for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2019. We included all employees. For all employees, we examined total cash compensation, which included base salary and cash incentive compensation plan payments. We annualized the compensation of all permanent employees who were not employed by us for all of 2019.
After identifying the median employee based on total cash compensation, we calculated annual total compensation for that employee using the same methodology we use for our named executive officers as set forth in the summary compensation table above. The total annual compensation of the median employee for 2019 was $166,021. The total annual compensation for our Chief Executive Officer for 2019 was $4,715,754. The ratio of Chief Executive Officer total annual compensation to the median employee total annual compensation for 2019 was approximately 28 to 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for:
•	each of our NEOs;
•	each of our directors;
•	all of our NEOs and directors as a group; and
•	all persons known by us to beneficially own more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 37,075,422 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or that will become exercisable or releasable within 60 days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Axsome Therapeutics, Inc., 200 Broadway, 3rd Floor, New York, New York 10038.
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Antecip Capital LLC(2)	7,344,500	19.8%
Venrock Healthcare Capital Partners II, L.P.(3)	2,333,975	6.3%
BlackRock, Inc.(4)	2,118,436	5.7%
Named Executive Officers and Directors
Herriot Tabuteau, M.D.(5)	8,197,672	22.1%
Nick Pizzie, C.P.A., M.B.A.(6)	138,990	*
David Marek(7)	13,714	*
Roger Jeffs, Ph.D.(8)	181,214	*
Mark Coleman, M.D.(9)	873,404	2.4%
Mark Saad(10)	167,500	*
Myrtle Potter(11)	60,197	*
All NEOs and directors as a group (7 persons)	9,632,691	26.0%
*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)
This table is based upon information supplied by officers, directors and stockholders known by us to be beneficial owners of more than five percent of our common stock as well as Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe each of the stockholders named in this table have sole voting power with respect to the common stock indicated as beneficially owned.

(2)
The principal address of Antecip Capital LLC is 630 5th Avenue, Suite 2000, New York, NY 10111. Dr. Tabuteau is the managing member of Antecip Capital LLC and exercises sole dispositive and voting power over these shares.

(3)
Based on information disclosed in a Schedule 13G/A filed with the SEC on February 14, 2020 by Venrock Healthcare Capital Partners II, L.P. (“Venrock”), according to which Venrock holds shared voting and dispositive power over 2,333,975 shares of our common stock, as follows: (i) 559,326 shares are owned directly by Venrock, (ii) 226,655 shares are owned directly by VHCP Co-Investment Holdings II, LLC, (iii) 1,407,363 shares are owned directly by Venrock Healthcare Capital Partners III, L.P. and (iv) 140,631 shares are owned directly by VHCP Co-Investment Holdings III, LLC. VHCP Management II, LLC is the general partner of Venrock and the manager of VHCP Co-Investment Holdings II, LLC. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. Nimish Shah and Bong Koh are the voting members of VHCP Management II, LLC and VHCP Management III, LLC. The Principal address of Venrock is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(4)
Based on information disclosed in a Schedule 13G filed with the SEC on February 7, 2020 by BlackRock, Inc. (“BlackRock”), according to which BlackRock beneficially owns 2,118,436 shares of our common stock, with sole voting power over 2,118,436 shares and sole dispositive power over 2,118,436 shares. The registered holders of the referenced shares are funds and accounts under management by investment adviser subsidiaries of BlackRock. BlackRock is the ultimate parent holding company of such investment adviser entities. The principal address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(5)
Includes (a) 7,229 shares of common stock owned by Dr. Tabuteau; (b) 845,943 shares of common stock that Dr. Tabuteau has the right to acquire from us within 60 days of the Record Date and (c) 7,344,500 shares of common stock held by an affiliate, Antecip Capital LLC. Dr. Tabuteau is the managing member of Antecip Capital LLC and so may be deemed to beneficially own such shares of common stock.

(6)
Includes (a) 40,440 shares of common stock owned by Mr. Pizzie; (b) 60 shares of common stock that may be deemed to be indirectly beneficially owned by Mr. Pizzie as custodian for his son’s UTMA account and (c) 98,490 shares of common stock that Mr. Pizzie has the right to acquire from us within 60 days of the Record Date. Mr. Pizzie disclaims beneficial ownership of the 60 shares of common stock held in his son’s UTMA account.

(7)	Includes 13,714 shares of common stock that Mr. Marek has the right to acquire from us within 60 days of the Record Date.
(8)	Includes (a) 163,718 shares of common stock owned by Dr. Jeffs and (b) 17,496 shares of common stock that Dr. Jeffs has the right to acquire from us within 60 days of the Record Date.
(9)
Includes (a) 668,848 shares of common stock owned by Dr. Coleman; (b) 5,100 shares of common stock owned by an entity of which Dr. Coleman has sole voting and dispositive power and (c) 199,456 shares of common stock that Dr. Coleman has the right to acquire from us within 60 days of the Record Date.

(10)	Includes (a) 7,002 shares of common stock owned by Mr. Saad and (b) 160,498 shares of common stock that Mr. Saad has the right to acquire from us within 60 days of the Record Date.
(11)
Includes 60,197 shares of common stock that Ms. Potter has the right to acquire from us within 60 days of the Record Date. As disclosed above, on April 19, 2020, Ms. Potter notified our board of directors of her decision to not stand for re-election at the Annual Meeting.

EQUITY COMPENSATION PLAN INFORMATION
The following table contains information about our equity compensation plans as of December 31, 2019.
	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,450,179	$10.19	3,387,596
Equity compensation plans not approved by security holders	8,268	6.06	—
Total	3,458,447	$10.19	3,387,596

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2018, in which we were a party and the amount involved exceeded or will exceed $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.
Related Party Transactions
License Agreements
In 2012, we entered into three exclusive license agreements with Antecip Bioventures II LLC, or Antecip, an entity owned by our Chief Executive Officer and Chairman of the Board, Herriot Tabuteau, M.D., in which we were granted exclusive licenses to develop, manufacture, and commercialize Antecip’s patents and applications related to the development of AXS-02 and AXS-05, as well as AXS-04, a product candidate that is currently in early stage development, anywhere in the world for veterinary and human therapeutic and diagnostic use. The agreements were amended in August 2015 to update the schedule of patents and applications subject to the license agreements. Pursuant to the agreements, we are required to use commercially reasonable efforts to develop, obtain regulatory approval for, and commercialize AXS-02, AXS-05, and AXS-04. Under the terms of the agreements, we are required to pay to Antecip a royalty equal to 4.5% for AXS-02, 3.0% for AXS-05, and 1.5% for AXS-04, of net sales of products containing the licensed technology by us, our affiliates, or permitted sublicensees. These royalty payments are subject to reduction by an amount up to 50.0% of any required payments to third parties. Unless earlier terminated by a party for cause or by us for convenience, the agreements remain in effect on a product-by-product and country-by-country basis until the later to occur of (i) the applicable product is no longer covered by a valid claim in that country or (ii) 10 years from the first commercial sale of the applicable product in that country. Upon expiration of the agreements with respect to a product in a country, our license grant for that product in that country will become a fully paid-up, royalty-free, perpetual non-exclusive license. If Antecip terminates any of the agreements for cause, or if we exercise our right to terminate any of the agreements for convenience, the rights granted to us under such terminated agreement will revert to Antecip. To date, we have not been required to make any payments to Antecip under any of the license agreements.
Indemnification Agreements
Our amended and restated certificate of incorporation provides that we will indemnify each of our executive officers and directors to the fullest extent permitted by the DGCL against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses to each indemnitee in connection with any proceeding in which indemnification is available. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Review and Approval of Related Party Transactions
Our audit committee charter requires that our audit committee review and approve or ratify transactions involving us and any executive officer, director, director nominee, 5% stockholder, and certain of their immediate family members, also referred to herein as related parties. The policy and procedures cover any transaction involving a related party, also referred to herein as a related party transaction, in which the related party has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.
A related party transaction will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related party’s interest in the transaction. In considering related party transactions, the audit committee will consider any information considered material to investors and the following factors:
•	the related party’s interest in the transaction;

•	the approximate dollar value of the transaction;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and
•	the purpose and potential benefit to us of the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during the year ended December 31, 2019, all Section 16(a) filing requirements were satisfied in a timely manner.

AUDIT COMMITTEE REPORT
The information contained in the following report of Axsome’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Axsome specifically incorporates it by reference.
Role of the Audit Committee
The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Axsome’s audit committee charter, published on the corporate governance section of Axsome’s website at www.axsome.com.
The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.
Review of Audited Financial Statements for the Year Ended December 31, 2019
The audit committee has reviewed and discussed with Axsome’s management and Ernst & Young LLP the audited consolidated financial statements of Axsome Therapeutics, Inc. for the year ended December 31, 2019. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.
The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Axsome’s annual report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.
Submitted by the audit committee of the board of directors:
Mark Saad (Chair)
Mark Coleman, M.D.
Roger Jeffs, Ph.D.
Myrtle Potter

OTHER MATTERS
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Axsome may recommend.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.
THE BOARD OF DIRECTORS

New York, NY
April 21, 2020

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/04/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/04/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Director

Nominees

01 Mark Saad

The Board of Directors recommends you vote FOR the following proposal:

		For	Against	Abstain
2	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm of the fiscal year ending in December 31, 2020.	☐	☐	☐

R1.0.1.18

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

AXSOME THERAPEUTICS INC
Annual Meeting of Stockholders
June 5, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Herriot Tabuteau, M.D. and Mark Jacobson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Axsome Therapeutics, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM, EDT on June 5, 2020 at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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